UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2017

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55558 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2017, Avenue Therapeutics, Inc. (the “Company”) announced that David J. Horin has resigned as the Company’s Interim Chief Financial Officer. The Company also announced that Joseph Vazzano has been appointed as the Company’s Vice President of Finance and Corporate Controller.

Mr. Vazzano, age 33, joined the Company from Intercept Pharmaceuticals, Inc., a publicly-traded biotechnology company, which he joined in 2016, and where he served as Assistant Corporate Controller, helping grow the finance and accounting department during Intercept’s transition from a development-stage company to a fully integrated commercial organization.  Prior to joining Intercept, Mr. Vazzano served as the Assistant Controller at Pernix Therapeutics, a publicly-traded specialty pharmaceutical company, where he successfully built an accounting and finance team after the closure of the South Carolina office location.   From 2010 to 2015, he held various roles of increasing responsibility in finance and accounting at NPS Pharmaceuticals, a publicly-traded biotechnology company acquired by Shire Pharmaceuticals in 2015.  He began his professional career with KPMG, LLP, where he served as a senior auditor.  Mr. Vazzano has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey.

No family relationships exist between Mr. Vazzano and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Vazzano and any other person pursuant to which Mr. Vazzano was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Vazzano has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

As described in a letter agreement between Mr. Vazzano and the Company, Mr. Vazzano will receive an annual base salary of $170,000 and after one month of service, he will be eligible to receive a sign-on bonus of $30,000, subject to repayment in the event that Mr. Vazzano’s employment terminates prior to August 24, 2018 due to his resignation or termination by the Company for “cause”.  Mr. Vazzano is eligible to receive an annual bonus of up to 25% of his base salary, as determined by the Company in its discretion based upon factors including corporate and individual performance.  Mr. Vazzano also will be granted an award of 30,000 restricted stock units, which will vest ratably over four years, subject to his continued employment and otherwise upon the terms and conditions of the Company’s 2015 Incentive Plan and the applicable award agreement.  If Mr. Vazzano’s employment is terminated by the Company without “cause” or by Mr. Vazzano following the relocation of his primary place of work to a different location that is greater than 40 miles from his home in Morristown, New Jersey, then he will be entitled to receive severance pay equal to six months’ salary, payable over a six month period.  Mr. Vazzano is eligible to participate in the Company’s employee benefit plans and programs, subject to the terms and conditions thereof.

The foregoing description is a summary only, does not purport to set forth the complete terms of the letter agreement between Mr. Vazzano and the Company, and is qualified in its entirety by reference to the letter agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
10.1	Letter Agreement with Joseph Vazzano, dated July 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: August 15, 2017
	By:	/s/ Lucy Lu, M.D.
	Name:	Lucy Lu, M.D.
	Title:	President and Chief Executive Officer